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                                                                       Exhibit 1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1                                      8,000,000 Debentures
CUSIP No.  023139405

                           Ambac Financial Group, Inc.

                       7% Debentures Due October 17, 2051

                     Principal Amount Per Debenture: $25.00

         Ambac Financial Group, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount of each Debenture evidenced hereby (Two Hundred Million Dollars ($200,000,000) in the aggregate) on October 17, 2051, and to pay interest thereon from October 17, 2001 or from the most recent date to which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30 and December 31 in each year (each, an "Interest Payment Date"), commencing December 31, 2001, at the rate of 7% per annum, until the Principal Amount of each Debenture evidenced hereby is paid or duly made available for payment. Interest on the Debentures shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Certificate is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15, June 15, September 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Certificate is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be




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fixed by the Company, notice whereof shall be given to each Person in whose name a Certificate evidencing Debentures (defined below) is registered not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of the principal of and the interest on the Debentures evidenced hereby will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor depositary may be made by wire transfer to the account designated by DTC or such successor depositary in writing.

         This Certificate evidences part of a duly authorized issue of unsecured and unsubordinated indebtedness of the Company (the "Securities") issued and to be issued in one or more series under an Indenture dated as of August 24, 2001 (herein called, together with all indentures supplemental thereto, the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Certificate evidences Securities of the series designated on the face hereof (each, a "Debenture"), limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the resolutions of the Pricing Committee of the Board of Directors of the Company adopted on October 10, 2001 (the "Resolutions") establishing the terms of the Debentures pursuant to the Indenture.

         Upon the occurrence of a Tax Event (as defined below), the Company will have the right to shorten the maturity of the Debentures to the minimum extent required, in the opinion of nationally recognized independent tax counsel experienced in such matters ("Tax Counsel"), such that, after the shortening of the maturity, interest paid on the Debentures will be deductible for United States federal income tax purposes or, if such counsel is unable to opine definitively as to such a minimum period, the minimum extent so required as determined in good faith by the Board of Directors of the Company, after receipt of an opinion of such counsel regarding the applicable legal standards.

         In the event that the Company elects to exercise its right to shorten the maturity of the Debentures upon the occurrence of a Tax Event, the Company will mail a notice of the shortened maturity to each Person in whose name a Certificate evidencing Debentures is registered (as the owner of the Debentures evidenced thereby) by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Debentures. Such notice shall be effective immediately upon mailing.

         "Tax Event" means the receipt by the Company of an opinion of Tax Counsel to the effect that, as a result of the occurrence of any of the following events on or after October 10, 2001 there is more than an insubstantial increase in the risk that interest paid by the Company on the Debentures is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes: (i) any amendment to, clarification of,






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or change (including any announced prospective amendment, clarification or change) in any law, or any regulations of the United States, (ii) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, and including the issuance of proposed regulations) (each an "Administrative or Judicial Action"), or (iii) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or law or regulation of the United States that differs from the position or interpretation that was previously generally accepted.

         Except as set forth below, the Debentures are not redeemable prior to October 17, 2006. On or after October 17, 2006, the Company, at its option, may redeem the Debentures, in whole at any time or in part from time to time, at 100% of their Principal Amount, plus accrued interest to the date of redemption.

         If a Tax Event occurs and in the opinion of Tax Counsel, there would, notwithstanding the shortening of the maturity of the Debentures, be more than an insubstantial risk that interest paid by the Company on the Debentures is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes, the Company will have the right, within 90 days following the occurrence of such Tax Event, to redeem the Debentures in whole (but not in part) at a redemption price equal to 100% of the Principal Amount of such Debentures, plus accrued interest thereon to the date of redemption.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Person in whose name a Certificate evidencing Debentures to be redeemed is registered at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such Debentures called for redemption.

         Except as provided above, the Debentures are not redeemable by the Company prior to maturity and are not subject to any sinking fund.

         If an Event of Default with respect to the Debentures shall occur and be continuing, the Principal Amount of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Certificate shall be conclusive and binding upon such Holder and upon all future Holders of this Certificate and of any Debentures evidenced by a Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Certificate.






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         No reference herein to the Indenture and no provision of this
Certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on the Debentures evidenced by this Certificate, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein and in this Certificate, the transfer of the Debentures evidenced by this Certificate may be registered on the Security Register upon surrender of this Certificate for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on the Debentures are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Certificates evidencing Debentures of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Debentures are issuable only in registered form without coupons in the denominations specified in the Resolutions establishing the terms of the Debentures, all as more fully provided in the Indenture and such Resolutions. As provided in the Indenture and in such Resolutions, and subject to certain limitations set forth in the Indenture, such Resolutions and in this Certificate, this Certificate is exchangeable for a like aggregate principal amount of Debentures of this series in different authorized denominations, as requested by the Holders surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

         Prior to due presentment of this Certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Certificate is registered as the owner of the Debentures evidenced hereby for all purposes, whether or not such Debentures be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Debentures (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Debentures of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

         This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Certificate which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Certificate shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.






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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[SEAL]                                             AMBAC FINANCIAL GROUP, INC.




Attest:___________________________          By:________________________________
         Name: Anne G. Gill                     Name: Robert W. Starr
         Title: First Vice President,           Title: Managing Director and
                Secretary and Assistant                Treasurer
                General Counsel

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  October 17, 2001                         THE CHASE MANHATTAN BANK,
                                                          as Trustee

                                                  By:_________________________
                                                      Authorized Signatory








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                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - _____Custodian _____
TEN ENT- as tenants by the entireties                     (Cust)         (Minor)
JT TEN - as joint tenants with               Under Uniform Gifts to Minors
         right of survivorship               Act______________________
         and not as tenants in common                    (State)



     Additional abbreviations may also be used though not in the above list.

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FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s)
and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
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             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE




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the Debentures evidenced by the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing



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to transfer said Debentures on the books of the Company with full power of substitution in the premises.

Dated:_________________________________________________________________________

                Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.





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